UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b) Voting Results.

At the 2019 annual meeting of shareholders of First United Corporation (the “Corporation”) held on May 16, 2019, the shareholders voted on the three proposals set forth below. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of three nominees to serve on the Corporation’s Board of Directors until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
M. Kathryn Burkey	3,775,042	848,764	1,143,375
I. Robert Rudy	3,653,288	970,518	1,143,375
H. Andrew Walls III	3,575,358	1,048,448	1,143,375

Proposal 2 – Adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers in 2018:

For	Against	Abstain	Broker Non-Votes
3,626,353	941,950	55,503	1,143,375

Proposal 3 – Ratification of the Appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2019:

For	Against	Abstain	Broker Non-Votes
5,331,998	402,696	32,487	1,143,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 22, 2019	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO